UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

Commission File Number	Registrants, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-14768	NSTAR	04-3466300
(a Massachusetts voluntary association)
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

001-02301	NSTAR ELECTRIC COMPANY	04-1278810
(a Massachusetts corporation)
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01.	Other Events.

On April 4, 2012, the Massachusetts Department of Public Utilities (“DPU”) issued an Order (the “Order”) in Docket No. 10-170-B, the proceeding to consider the joint application for approval of the merger transaction involving NSTAR and Northeast Utilities (“NU”). The Order approved the merger pursuant to the terms and provisions of the Settlement Agreements dated February 15, 2012. The post-merger company will provide electric and gas energy delivery services through six regulated electric and gas utilities in Connecticut, Massachusetts and New Hampshire serving nearly 3.5 million electric and gas customers.

A copy of the Order is attached hereto as Exhibit 99.1. In addition, NSTAR and NU issued a joint press release announcing the DPU’s approval, which is attached hereto as Exhibit 99.2.

The Connecticut Public Utilities Regulatory Authority approved the merger in its Decision issued on April 2, 2012.

On October 16, 2010, upon unanimous approval from their respective Boards of Trustees, NSTAR and NU entered into an Agreement and Plan of Merger (“the Merger Agreement”). The transaction was structured as a merger of equals in a stock-for-stock exchange. Upon the terms and subject to the conditions set forth in the Merger Agreement, at closing, NSTAR will become a wholly-owned subsidiary of NU. On March 4, 2011, shareholders of each company approved the merger and adopted the Merger Agreement. Under the terms of the Merger Agreement, NSTAR shareholders will receive 1.312 NU common shares for each NSTAR common share that they own.

Completion of the merger was subject to various customary conditions, including receipt of required regulatory approvals. Acting pursuant to the terms of the Merger Agreement, on October 14, 2011, NU and NSTAR formally extended the date by which either party had the right to terminate the Merger Agreement should all required closing conditions not be satisfied, including receipt of all required regulatory approvals, from October 16, 2011 to April 16, 2012.

The Order confirms the NSTAR and NU comprehensive merger-related agreements (“Settlement Agreements”) with both the Massachusetts Department of Energy Resources (“DOER”) and the Office of the Attorney General of the Commonwealth of Massachusetts (“AG”) reached on February 15, 2012.

The first Settlement Agreement, between NSTAR, NU, NSTAR’s wholly-owned subsidiaries NSTAR Electric Company and NSTAR Gas Company, and NUs’ wholly-owned subsidiary Western Massachusetts Electric Company (“WMECO”), was reached with the AG and the DOER (collectively, the “Settling Parties”). This agreement covers a variety of rate-making and rate design issues, including a distribution rate freeze until 2016 for NSTAR Electric, NSTAR Gas and WMECO.

NSTAR Electric Company, NSTAR Gas Company and WMECO also entered into a second Settlement Agreement with the DOER. This agreement covers a variety of matters impacting the advancement of Massachusetts clean energy goals established by the Green Communities Act and Global Warming Solutions Act.

Pursuant to the terms and provisions of the Settlement Agreements, the Settling Parties agreed that the proposed merger between NSTAR and NU set forth in the Merger Agreement and proposed to be approved by the DPU is consistent with the public interest. The DPU concurred in its Order.

NSTAR and NU now anticipate closing the merger on April 10, 2012.

For further information regarding the NSTAR-NU merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange

Commission (“SEC”) in connection with the merger; NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 6, 2012 and NSTAR’s Current Reports on Form 8-K filed on February 15, 2012, March 7, 2012, March 14, 2012 and April 3, 2012.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Exhibits

99.1	Massachusetts Department of Public Utilities Order in Docket No. 10-170-B, dated April 4, 2012 – Joint Petition for Approval of Merger between NSTAR and Northeast Utilities, pursuant to G.L. c. 164, ss 96.

99.2	Joint Press Release dated April 4, 2012 and issued by NSTAR and Northeast Utilities, entitled “Massachusetts DPU Approves NU – NSTAR Merger”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR (Registrant)

NSTAR Electric Company (Registrant)

Date: April 5, 2012	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr. Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)